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                                   EXHIBIT 99

October 24, 2000



To All Moore-Handley Associates:

When we took executive responsibility for Moore-Handley in 1997 we set as our company goal becoming the highest quality operator with the lowest operating costs of any full-service hardware-home center distributor in the country. While these goals may seem contradictory, we believed we could accomplish them by pulling together a team of dedicated, knowledgeable associates and equipping them with the latest in electronic communication products. As a result of three years of intense effort, to which many of you have made important contributions, we believe our company has become a leading-edge distributor in the hard goods industry. Here are the improvements, department by department, that have helped us do so.

                                      SALES

All of Moore-Handley's Territory and District Managers as well as most of our dealers use SalesHelper(R), Moore-Handley's proprietary electronic catalog. This Windows-based system allows the dealer and/or Territory Manager to use a laptop or desktop PC to look up and order from our 38,000 items. For ease of operation there are a number of look up functions:

         1. Item name                        5. Competitor item number
         2. Moore-Handley item number        6. UPC code
         3. Catalog page                     7. Vendor name
         4. Dealer item number               8. Vendor part number

Most SKUs in SalesHelper(R) have digitized color pictures with complete product descriptions. The dealer or Territory Manager can build an order and transmit it to Moore-Handley in seconds with the push of a button. The ordering function can be automated further by electronically linking SalesHelper(R) to a point-of-sale or bar-code reading device.


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There are also many other enhancements SalesHelper(R) offers the dealer.

         The dealer can:

         1. Prepare electronic quotes for contractor customers, instantly review and adjust the quotes for more gross margin.

         2. Write his own Moore-Handley credits and receive instant electronic credit on his account. (This credit process used to take weeks and lots of dealer and Territory Manager time.)

         3. Take his inventory electronically, saving hundreds of man-hours.

         4. Review Moore-Handley's inventory electronically while online; offline, he can review suggested substitutions if a given item is out of stock.

         5.       Print bar-coded price stickers, bin labels and pallet labels.

Through SalesHelper(R) Moore-Handley currently transacts $75-80 million in business each year.

SalesHelper(R) also contains a special Gross Margin enhancement program called "MoneyMaker". Through MoneyMaker the dealer can instantaneously adjust the gross margin in his store, either store-wide or by category (e.g. plumbing or electric), or by SKU. Using a database provided by Moore-Handley, the dealer can compare his retail prices to the big box retails based on up-to-date data. This enables the dealer to price against the big boxes on price-sensitive items and immediately adjust other product prices to preserve gross margin. The program also prints out the bin labels necessary to immediately re-price the changed items.

Moore-Handley also offers the dealers through the Territory Manager another proprietary program called "Tool Box". By using Tool Box the Territory Manager can access sales information by SKU from our composite dealer database to look at Moore-Handley's best selling SKUs and see whether or not the dealer stocks them. If the dealer doesn't stock these key selling items, the dealer and Territory Manager can easily add them to the store, immediately adding to its sales potential.

By providing these services to our core dealers - those who have made significant volume commitments to Moore-Handley - we have given them simple, powerful, and profit producing tools. One result of our electronic capabilities is that our average Territory Manager now is responsible for more than $3 million in annual dealer sales - - a number that would have been unachievable a few years ago.

This summer we introduced another electronic catalog called "SalesHelper(R) LITE". This catalog was created for dealers across the country for use in our new division, National Wholesale Hardware. Using this simple, self-loading CD a dealer anywhere in the country can order any stocked product at any time, computer-to-computer, from Moore-Handley's warehouse. Already dealers in Illinois, Pennsylvania, New York and elsewhere are beginning to use this effortless, cost-effective way of ordering product. By partnering with leading delivery services such


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as UPS, we can provide rapid, reliable and cost-effective delivery service to these dealers.

                                    WAREHOUSE

In 1997 when we took executive responsibility, the Moore-Handley warehouse had many challenges. Products were spread through the warehouse with no regard for velocity, vendor integrity, bin size, or other elements necessary for orderly, efficient put away, picking or shipping. Error rates on both picking and shipping were unacceptable. There was no way to measure associate productivity or accuracy.

Using data provided by the IT department, we re-set the entire warehouse on the mainframe taking into account velocity and bin size, as well as other important product criteria such as product size, weight, and whether the product was conveyable or non-conveyable. When we completed the computer model we began the arduous task of resizing and relocating virtually every "bin" in the warehouse. Then we relocated all of the 38,000 products in those bins. All of these moves had to be done at night and on weekends, at great cost and lost profits, so that we could continue running the daily business.

Due to enormous effort by our warehouse associates and inventory controllers, we were able to increase our service level (fill rate) to over 96% (99% on A and B items) even while carrying out this complicated move. Today, this service level is routine.

Upon completion of the warehouse moves, we began a five step process of introducing radio frequency laser-based barcode scanners. These devices, known as "guns", are loaded by radio frequency from the mainframe with complete product information.

We began the process with our order-picking associates. The mainframe picking program starts by creating the optimum pick-path for selecting merchandise. When the picker gets to the right bin, the device electronically reads product numbers and then in a fraction of a second transmits the data to the mainframe for verification. Simultaneously the program begins building the dealer invoice. Today the picking system is fully in place throughout the warehouse and has reduced picking errors by 50%, an elimination of thousands of errors per year, which in turn greatly reduces our costs of re-handling errors and returns.

Once the electronic picking program was in place, we began developing a multiple picking system enabling a picker to pick more than one dealer at a time. This is primarily a productivity-enhancing system, which enables order pickers to pick anywhere from four dealers (for larger product) to eight (for items picked for repack) thereby reducing unproductive "walk time" from 75% to almost 90%. While it has taken time and expensive training for our order-picking associates to learn this new


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system, it has now begun to show productivity gains. We believe these gains will be enhanced by an incentive system for outstanding performance, made possible by measurements derived from the electronic "guns".

With the picking program finished and in full operation, we turned to shipping. Our conveyor system already electronically sorted dealers' packages by truck lane. However, we had an unacceptable number of errors when loading dealers' boxes onto their specific pallets since there can be as many as 20 dealer orders on a truck. Using an electronic receiver/transmitter strapped to the loader's arm with a fingertip laser reader, our loaders now verify every dealers' package to every pallet while keeping both hands free to load boxes. In a few months this has reduced our shipping errors by 40%, making our dealers' shipments more accurate while greatly reducing the cost of lost or mis-shipped items. Initially this system slowed down the loaders and reduced productivity, but as the loaders have become more proficient, productivity is beginning to rebound. As with picking, we will introduce an incentive for outstanding performance which we believe will increase productivity even more.

We are now in the process of completing the final two stages of electronic control of the warehouse which are receiving and stock put-away, scheduled to be completed by year-end. Upon completion of these two systems, the warehouse will be fully electronic from receipt of product from the vendors to shipment to our dealers.

What this will mean is that our order-handling will be almost error-free, from the dealer's order on SalesHelper(R) or SalesHelper(R) LITE, to when it leaves the warehouse. These product-handling systems are as important, or perhaps more important, than electronic ordering.

                                    DELIVERY

In 1997 Moore-Handley already owned a sophisticated electronic "routing" program. Unfortunately, it was not being used. Now it is being used daily to electronically optimize all of the company's routes as well as to increase back hauls. It also is used on a quarterly basis to help Territory Managers budget their time and miles more effectively, thus increasing their productivity.

                      ADMINISTRATION - INFORMATION HANDLING

The last link in forging a completely electronic company is the integration of the information-handling systems from inventory control and ordering, through receiving, dealer billing, accounts receivable and payable, as well as the promotional interaction between Merchandising and Advertising. Considerable progress has been made this year and our goal is complete electronic integration of all departments and functions by the end of 2001. While this will require additional


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costs to implement, early indications are that the payback will be faster than in the warehouse.

                                   THE FUTURE

What does all this mean in terms of Moore-Handley's future and yours? By integrating these advanced technologies into Moore-Handley's operations, we have set the direction for what we believe will improve Moore-Handley's profitability in 2001 and for many years to come. Our investment in expanded electronics has made it possible to add to our Core Hardware operations, so that we now have three divisions:

         1. Core Hardware
         2. National Wholesale Hardware
         3. M/R Warehouse

Core Hardware Division - Using SalesHelper(R) has enabled us to help dealers improve their sales, gross margin and inventory turns and compete more effectively against the "big boxes". As more dealers become fully proficient in the use of these tools, it will strengthen their competitiveness and profitability. Since our future and survival depends on theirs, this is of central importance to Moore-Handley as well as our dealers. As more dealers use all of our resources, especially our electronic ones, to increase their profitability we will form a stronger "partnership".

Finally, for our dealers who want to expand their offering with no investment in additional stock, we will offer in the fourth quarter, for an investment of a few thousand dollars, an electronic computer-based kiosk for their stores. This kiosk will give the dealers the ability to offer their customers instant electronic access to Moore-Handley's 38,000 items. While we have the capability to deliver these products directly to our dealers' customers, we emphasize rapid delivery to the dealer to bring his customers back to the store. We believe this kiosk will significantly increase the sales and competitiveness of those dealers who elect to purchase it.

National Wholesale Hardware - In the past, Moore-Handley sometimes pursued sales without regard to profitability. Now, through a computer-based internal report, every dealer is measured for profitability. We are determined to focus all our efforts on those dealers who are profitable and want to grow with us.

Using the profitability report, during 2000 we divided our dealer base into those who wanted to "partner" and make a major commitment to grow with us and those who did not. For the former we continue to provide full services which includes everything from Retail Development to advertising to all of our electronic capabilities. To those who did not want full service from Moore-Handley but wanted a distributor who could provide an error-free, 96%-plus service level as a strong secondary supplier, we offered self-ordering, computer-to-computer, at competitive prices


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through our National Wholesale Hardware Division, using the SalesHelper(R) LITE electronic catalog. Those dealers that chose this program have reduced their cost of goods and have become profitable for Moore-Handley.

Some of these dealers elected not to choose National Wholesale Hardware, and we proactively severed our business relationship with them, which meant a significant planned decline in sales in the second and third quarters.

Meanwhile, SalesHelper(R) LITE has opened national and international markets to Moore-Handley. As recently as six months ago we were limited to sales in the southern states where we had Territory Managers and truck routes. Now, through direct mail, national advertising and telesales we are acquiring business from all over the country. After initial testing, which included installing a mail-order management software program, we are beginning a national rollout of this program.

M/R (Maintenance and Repair) Warehouse - has enabled our dealers and Moore-Handley to expand our markets to include institutional end-users of our products. These include both profit and non-profit institutions such as apartment and office complexes, universities, industry, and municipalities to name a few. We have partnered with our major dealers in their markets and we are selling directly to the end-user in major cities where our dealers do not sell end-users. For the past 18 months we have tested this program in Birmingham and have confirmed that the MRO business is large, carries higher than traditional margins and has strong growth potential. We plan to accelerate the growth of this business. However, there will be no channel conflict with our dealer base now or in the future.

As with our other two divisions, the combination of a fully-electronic catalog, coupled with computer-to-computer ordering, and state of the art error-reduction technology in the warehouse makes our M/R Warehouse offering, whether through dealers or direct to end-users, extremely competitive. Outside studies have indicated that nationally this is a multi-billion dollar market with no dominant competitors.

While there have been significant start-up costs in testing and beginning to develop each of these two new businesses, both appear to offer major growth opportunities in the years ahead. We intend to pursue them.

                                     PROFIT

We believe the steps we have taken, many of them costly, have positioned Moore-Handley to be a leader nationally in the hard goods distribution business. Our confidence is shared by our vendors who have partnered with us to help grow many of the previously described programs. Now it is time for us to focus on delivering profit. For it is only through profit that we can continue your and our growth.


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When we took executive responsibility for the company, we asked each department head, "How can we improve the quality of Moore-Handley's offering to our dealer?" While we will continue to maintain and improve quality, we believe the major structural efforts of doing so are now behind us. So, as we begin the annual budget process for 2001, we are asking every department head to measure every program and associate by another question: "How will this program or this person improve the company's profitability while maintaining and improving the quality of our service?" This management focus will greatly improve our bottom line profit.

During the past three years, as our systems permitted, we have gradually moved associates to incentive compensation programs. We hope to continue to expand these programs until every person in the company has part of his or her compensation based on their productivity and the company's profits. In 1998 we introduced a company-wide employee stock purchase program to enable many associates to become shareholders. If the company's profits improve, everyone who participated will benefit through stock ownership.

One of our objectives is to have a leaner, stronger organization but one with better-paid and better-trained associates. We already have begun to accomplish this goal. Our head count at the end of September 2000 was about one-fifth lower than a year ago. As we move forward, we will continue to challenge all positions and all of you who contribute will benefit along with the company.

In conclusion, both of us realize that the great gains we have made in the quality of Moore-Handley's service to dealers in the past three years have required great effort on the part of many associates. We know that there are those who have worked weekends and nights to make it possible. We believe we are now positioned to begin to improve the company's profitability and again, we intend that those of you who contribute at high levels will share in the company's gains.

Sincerely,

/s/ Bill Riley
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Bill Riley
Chairman and Chief Executive Officer



/s/ Mike Gaines
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Mike Gaines
President and Chief Operating Officer


BR/MG/db


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